UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2008

         Accelerated Building Concepts Corporation

(Exact name of registrant as specified in its charter)

     Delaware

(State or Other Jurisdiction of Incorporation)

1-11873	02-0545879
(Commission File Number)	(IRS Employer Identification No.)
8427 South Park Circle. Suite 150, Melbourne, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

     (407) 947-1240

Registrant’s telephone number, including area code

_________________________________________________

   (Former name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On October 28, 2008, the Company filed a lawsuit (Accelerated Building Concepts Corporation, New Century Structures, Inc., and Sustainable Structures Leasing, Inc., the Plaintiffs, v. Avante Holding Group, Inc. and Michael W. Hawkins, the Defendants, filed in Brevard County, Florida, Case Number 05-2008-CA-057989-XXXX-XX). The Defendant served as the Company’s administrative consultant until September 17, 2008, when the relationship was suspended. The board of directors of the Company contracted for an internal audit which has been a factor in the lawsuit.

The lawsuit is an action for replevin, injunctive relief, and monetary damages in excess of $15,000. The lawsuit has five counts which are: 1) Replevin of Corporate Records and Financial Documents; 2) Violation of Florida Statutes Charter 607 – Florida Corporation Act; 3) Civil Theft – Violation of Florida Statutes Chapter 772; 4) Breach of Contract; and 5) Injunctive Relief – Violation of Florida Statute 542.33 – Restrictive Covenant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits:
Not applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATED BUILDING CONCEPTS CORPORATION
/s/ Joseph Sorci
Joseph Sorci
Chief Executive Officer

Date: October 30, 2008